UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 3, 2011

CABOT OIL & GAS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-10447	04-3072771
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Three Memorial City Plaza 840 Gessner Road, Suite 1400 Houston, Texas	77024
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 589-4600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Stockholders of Cabot Oil & Gas Corporation (the “Company”) held on Tuesday, May 3, 2011, the matters voted upon and the number of votes cast for or against (or, with respect to the advisory vote on the frequency of future advisory votes on executive compensation, the number of votes cast for one year, two years or three years), as well as the number of abstentions and broker non-votes as to such matters, were as stated below.

The following nominees for directors were elected to serve three-year terms expiring in 2014:

Nominee	For	Against	Abstentions	Broker Non- Votes

Dan O. Dinges	86,144,303	2,966,086	26,808	4,887,986

James R. Gibbs	88,029,317	1,082,417	25,463	4,887,986

William P. Vititoe	84,196,196	4,935,568	5,433	4,887,986

The appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for 2011 was ratified:

For	Against	Abstentions	Broker Non- Votes

89,313,653	4,701,050	10,480	—

The non-binding advisory vote on the compensation of the Company’s named executive officers was approved:

For	Against	Abstentions	Broker Non- Votes

85,693,068	3,423,161	20,968	4,887,986

In the advisory vote on the frequency of future advisory votes on the compensation of the Company’s named executive officers, votes were cast in favor of holding future advisory votes every year, every two years or every three years as follows:

One Year	Two Years	Three Years	Abstentions	Broker Non- Votes

80,928,495	2,944,052	5,225,898	38,752	—

In accordance with the results of this advisory vote, the Company intends to hold future advisory votes on the compensation of its named executive officers, or “say-on-pay” votes, annually until it next holds an advisory vote on the frequency of say-on-pay votes as required under SEC rules.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CABOT OIL & GAS CORPORATION

By:	/s/ Todd M. Roemer
Todd M. Roemer
Controller

Date: May 5, 2011